                                                                    EXHIBIT 99.1


MEADOWBROOK INSURANCE GROUP LOGO


                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

================================================================================

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER BARBER, DIRECTOR OF FINANCIAL ANALYSIS, (248) 204-8159

================================================================================

                        MEADOWBROOK INSURANCE GROUP, INC.
                         REPORTS IMPROVED FULL YEAR 2003
                      NET OPERATING INCOME OF $9.6 MILLION

                - ANNUAL NET OPERATING INCOME OF $0.33 PER SHARE
 - FOURTH QUARTER 2003 NET OPERATING INCOME OF $2.2 MILLION OR $0.08 PER SHARE

                              SOUTHFIELD, MICHIGAN
                                FEBRUARY 16, 2004

Year-to-Date Results:

Meadowbrook Insurance Group (NYSE: MIG) reported net operating income for the year ended December 31, 2003 of $9.6 million, or $0.33 per diluted share, compared to net operating income of $1.1 million, or $0.05 per diluted share in 2002. The increase in net operating income reflects growth of net earned premium, higher fee-for-service revenue, stable reserves, and overall expense management. As a result of the equity offering in June 2002, the diluted weighted average common shares outstanding increased to 29,268,799 in 2003 from 20,543,878 in 2002.

"We are pleased by the consistent earnings pattern we are experiencing," commented Meadowbrook President and Chief Executive Officer, Robert S. Cubbin. "The 2003 net operating income of $0.33 per share met our expectations established in June 2002, following our equity offering. Our team remains intensely committed to our plan to leverage fixed costs, maintain underwriting discipline, and to focus on growing our profitable specialty program and fee-for-service businesses."

During the year, gross written premium increased $69.7 million, or 37.9%, to $253.3 million from $183.6 million in 2002. This increase reflects the anticipated growth from premium rate increases, the conversion of existing controlled programs to the Company's underwriting subsidiary, the addition of select new business, and the renewal rights contract announced in November 2002.

Revenues:

Revenues increased $13.0 million, or 6.6%, to $210.8 million for the year ended December 31, 2003, from $197.8 million in 2002.


   26600 Telegraph Rd. - Southfield, MI. 48034 - 248-358-1100 - 800-482-2726
                              - Fax: 248-358-1614
                              www.meadowbrook.com

PRESS RELEASE                                                            PAGE 2
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Net earned premium increased $5.8 million, or 4.0%, to $151.2 million for the year ended December 31, 2003, from $145.4 million in 2002. This increase reflects controlled growth of $22.7 million from new programs that have long and statistically proven track records, and $19.7 million related to rate increases and growth in the number of policies in existing programs. These increases were partially offset by a $36.6 million decrease related to previously discontinued and terminated programs.

Net commissions and fees increased $7.7 million, or 20.5%, to $45.3 million for the year ended December 31, 2003, from $37.6 million in 2002. This increase includes $13.8 million from new fee-for-service contracts. Partially offsetting this increase is the elimination of $5.6 million in net fees related to a managed program that has been converted to an insured program within the Company's underwriting subsidiary. Those fees are now considered inter-company fees as opposed to managed fees and are eliminated upon financial consolidation.

Net investment income decreased $474,000, or 3.4%, to $13.5 million in 2003, from $14.0 million in 2002. Average invested assets increased $41.7 million, or 16.0%, to $301.6 million in 2003, from $259.9 million in 2002. The average investment yield for 2003 was 4.5% compared to 5.4% in 2002. The current pre-tax book yield is 4.2% and the current pre-tax reinvestment yield is 3.2%. The decrease in investment yield reflects the accelerated mortgage-backed securities prepayment and reinvestment of cash flows in municipal bonds and other securities in an interest rate environment where macro interest rates are still relatively low.

Expenses:

Incurred losses decreased $262,000, or 0.3%, to $98.5 million for the year ended December 31, 2003, from $98.7 million in 2002. The loss and loss adjustment expense ratio for the year ended December 31, 2003 was 70.1%, compared to 72.1% for 2002. The improvement in the calendar year loss ratio reflects continued rate increases, the elimination of the surplus relief treaty in 2002, and the stabilization of reserves.

Commenting on the calendar year loss ratio, Mr. Cubbin stated, "Our team continues to focus on the fundamentals of our business. Prior year reserves have remained stable. The current accident year results reflect year-over-year improvement and is an indication of a potential trend in our continuing business."

Salaries and employee benefits for the year ended December 31, 2003 increased $10.5 million, or 28.1%, to $48.2 million, from $37.7 million in 2002, due primarily to increases in staff related to new fee-for-service contracts. This increase was also impacted by merit increases and performance-based variable compensation.

Policy acquisition and other underwriting expenses decreased $10.0 million, or 29.8%, to $23.6 million for the year ended December 31, 2003, from $33.6 million in 2002. The GAAP expense ratio was 34.3% for the year ended December 31, 2003, compared to 36.5% for the year ended December 31, 2002. Reductions in overall outside commission expense, and the ability to leverage fixed costs had a favorable impact on the 2003 results.

Other administrative expenses increased $1.5 million, or 6.3%, to $24.5 million for the year ended December 31, 2003, from $23.0 million in 2002. This increase is primarily attributable to the new fee-for-service revenue.

Interest expense decreased $2.0 million, or 67.7%, to $977,000 for the year, from $3.0 million for 2002. This reflects the decrease in the average outstanding debt from $43.6 million in 2002, to $26.4 million in 2003 and a decrease in the effective interest rate from 6.9% for 2002, to 3.7% for 2003. At December 31, 2003, the Company's debt-to-equity ratio was 15.7%, compared to 18.7% at December 31, 2002.

PRESS RELEASE                                                            PAGE 3
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Fourth Quarter Results:

Net Operating Income:

Net operating income for the quarter ended December 31, 2003 was $2.2 million, or $0.08 per diluted share, compared to net operating income of $2.3 million, or $0.08 per diluted share for the comparable period in 2002.

Gross written premium increased $19.7 million, or 46.1%, during the fourth quarter of 2003 to $62.4 million, from $42.7 million for the comparable period in 2002.

Revenues:

Revenues increased $15.6 million, or 34.6%, to $60.6 million in the fourth quarter of 2003, from $45.0 million for the comparable period in 2002.

Net earned premium increased $16.3 million, or 52.6%, to $47.4 million in the fourth quarter of 2003, from $31.1 million during the same period of 2002. This increase reflects controlled growth of $13.3 million in new programs and $5.3 million related to existing programs. These increases were partially offset by a $2.3 million decrease related to previously discontinued and terminated programs.

Net commissions and fees decreased $134,000, or 1.3%, to $9.9 million in the fourth quarter of 2003, from $10.0 million during the same period of 2002. This decrease includes the elimination of $1.6 million in net fees related to a managed program that has been converted to an insured program within one of the Company's insurance subsidiaries. Those fees are now considered inter-company fees as opposed to managed fees and are eliminated upon financial consolidation. Partially offsetting this decrease is $1.8 million from new fee-for-service contracts.

Net investment income decreased $221,000, or 6.2%, to $3.4 million in the fourth quarter of 2003, from $3.6 million during the same period of 2002.

Expenses:

Incurred losses increased $11.8 million, or 62.2%, to $30.8 million in the fourth quarter of 2003, from $19.0 million for the comparable period of 2002. The fourth quarter 2003 loss and loss adjustment expense ratio was 69.5%, compared to 66.1% for the fourth quarter of 2002. The 2002 calendar quarter loss ratio was favorably affected by the cumulative effect in the quarter of the selection of a re-estimated, lower 2002 accident year loss ratio. This change in ultimate loss ratio selection decreased the calendar quarter loss ratio in 2002 by 2.5 percentage points.

Salaries and employee benefits for the fourth quarter of 2003 increased $2.4 million, or 24.6%, to $12.1 million, from $9.7 million in the fourth quarter of 2002.

Policy acquisition and other underwriting expenses increased $1.1 million, or 16.5%, to $7.9 million in the fourth quarter of 2003, from $6.8 million for the comparable period in 2002. The GAAP expense ratio was 33.6% for the fourth quarter of 2003, compared to 36.1% for the fourth quarter of 2002. Reductions in overall outside commission expense, and the ability to leverage fixed costs had a favorable impact on the fourth quarter 2003 results. The fourth quarter of 2003 was also favorably impacted by a decrease in loss-based and other insurance related assessments.

Other administrative expenses increased $703,000, or 12.7%, to $6.3 million in the fourth quarter of 2003, from $5.5 million for the comparable period in 2002.

PRESS RELEASE                                                            PAGE 4
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Interest expense increased $6,000, or 1.9%, to $321,000 in the fourth quarter of
2003, from $315,000 for the comparable period in 2002. This reflects an increase in the effective interest rate from 3.8% in the fourth quarter of 2002, to 4.5% in the fourth quarter of 2003. This increase was partially offset by a decrease in the fourth quarter average outstanding debt from $33.5 million in 2002, to $28.7 million in 2003.

Other Matters:

Shareholders' equity increased to $155.1 million, or $5.34 per common share, at December 31, 2003, compared to $147.4 million, or $4.98 per common share, at December 31, 2002. The increase in shareholders' equity reflects year-to-date net income, share repurchases, and unrealized depreciation of $1.0 million in the Company's investment portfolio. During 2003, the Company repurchased and retired 569,100 shares for a total cost of approximately $1.6 million.

On September 30, 2003, a non-consolidated subsidiary trust of the Company issued $10.0 million of mandatory redeemable trust preferred securities to a trust formed by an institutional investor. The Company issued $10.3 million of junior subordinated debentures to the Company's trust. The Company received a total of $9.7 million in net proceeds, after the deduction of approximately $300,000 of issuance costs associated with the debentures. The debentures have a floating rate equal to the three-month LIBOR plus 4.05% and mature in 30 years. The Company contributed $6.3 million of the proceeds to the surplus of its insurance company subsidiaries and the balance is being used for general corporate purposes.

Statutory surplus increased in the quarter to $99.9 million at December 31, 2003 from $98.2 million at September 30, 2003, and in the year from $93.8 million at December 31, 2002.

Cash flow provided by operations was $47.5 million for the year ended December 31, 2003, compared to $1.8 million in 2002. For the quarter ended December 31, 2003, cash flow provided by operations was $16.0 million, compared to $904,000 for the comparable period of 2002. This increase in positive cash flow primarily reflects an increase in earnings, growth in written premiums, and collections of reinsurance recoverables.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                         PAGE 5
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                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION





                                                                     DECEMBER 31,                    DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                   2003                            2002
-------------------------------------                         ------------------------         -----------------------
BALANCE SHEET DATA

ASSETS
           Cash and invested assets                         $                  324,234      $                  286,050
           Premium & agents balances                                            77,554                          71,420
           Reinsurance recoverable                                             165,012                         202,213
           Deferred policy acquisition costs                                    19,564                          12,140
           Prepaid reinsurance premiums                                         20,492                          18,115
           Goodwill                                                             28,997                          28,997
           Other assets                                                         56,413                          55,904
                                                               ------------------------         -----------------------
TOTAL ASSETS                                                $                  692,266      $                  674,839
                                                               ========================         =======================

LIABILITIES
           Loss and loss adjustment expense reserves        $                  339,465      $                  374,933
           Unearned premium reserves                                           109,677                          68,678
           Debt                                                                 17,506                          32,497
           Junior subordinated debentures                                       10,310                               -
           Other liabilities                                                    60,195                          51,336
                                                               ------------------------         -----------------------
TOTAL LIABILITIES                                                              537,153                         527,444

STOCKHOLDERS' EQUITY
           Common stockholders' equity                                         155,113                         147,395
                                                               ------------------------         -----------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                    $                  692,266      $                  674,839
                                                               ========================         =======================


BOOK VALUE PER COMMON SHARE                                                      $5.34                           $4.98

BOOK VALUE PER COMMON SHARE EXCLUDING
    UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
    SECURITIES, NET OF DEFERRED TAXES                                            $5.09                           $4.69


EARNINGS RELEASE                                                          PAGE 6
--------------------------------------------------------------------------------



                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION





(IN THOUSANDS, EXCEPT                                                      FOR THE QUARTER                     FOR THE YEAR
  SHARE & PER SHARE DATA)                                                 ENDED DECEMBER 31,                 ENDED DECEMBER 31,
-------------------------                                                -------------------                 ------------------

SUMMARY DATA                                                            2003             2002             2003         2002
------------                                                       --------------     ----------        --------    ------------
         Gross premiums written                                  $        62,432    $    42,724    $    253,280   $    183,637
         Net premiums written                                             47,280         31,331         189,827        139,795

REVENUES
         Net premiums earned                                     $        47,404    $    31,073    $    151,205   $    145,383
         Commissions and fees (net)                                        9,861          9,995          45,291         37,581
         Net investment income                                             3,357          3,578          13,484         13,958
         Net capital (losses) gains                                          (55)           341             823            666
         Gain on sale of subsidiary                                            -              -               -            199
                                                                   --------------     ----------     -----------    -----------
                            TOTAL REVENUES                                60,567         44,987         210,803        197,787
EXPENSES
         Net losses & loss adjustment
         expenses (1)                                                     30,820         18,999          98,472         98,734
         Salaries & employee benefits                                     12,066          9,681          48,238         37,659
         Interest on notes payable                                           321            315             977          3,021
         Gain on debt reduction                                                -              -               -           (359)
         Policy acquisition and other
         underwriting expenses (1)                                         7,873          6,756          23,618         33,635
         Other administrative expenses                                     6,251          5,548          24,457         23,016
                                                                   --------------     ----------     -----------    -----------
                            TOTAL EXPENSES                                57,331         41,299         195,762        195,706

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                             3,236          3,688          15,041          2,081
         Federal income tax expense                                        1,075          1,179           4,945            431
         Equity earnings of affiliates                                         3              -               3              -
                                                                   --------------     ----------     -----------    -----------
NET INCOME                                                       $         2,164    $     2,509    $     10,099   $      1,650
                                                                   ==============     ==========     ===========    ===========
NET OPERATING INCOME (2)                                         $         2,200    $     2,284    $      9,556   $      1,079
                                                                   ==============     ==========     ===========    ===========

DILUTED EARNINGS PER COMMON SHARE
         Net income                                              $          0.07    $      0.08    $       0.35   $       0.08
         Net operating income                                    $          0.08    $      0.08    $       0.33   $       0.05
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                    29,301,782     29,644,402      29,268,799     20,543,878

GAAP RATIOS:
         Loss & LAE ratio                                                  69.5%          66.1%           70.1%          72.1%
         Other underwriting expense ratio                                  33.6%          36.1%           34.3%          36.5%
                                                                   --------------     ----------      ----------      --------
         GAAP combined ratio                                              103.1%         102.2%          104.4%         108.6%
                                                                   ==============     ==========      ==========      ========



(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 7 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                         PAGE 7
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                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION






(IN THOUSANDS)
--------------                                            FOR THE QUARTER                    FOR THE YEAR
                                                         ENDED DECEMBER 31,                ENDED DECEMBER 31,
                                                        -------------------                ------------------

                                                      2003             2002             2003              2002
                                                 --------------    ------------     ------------     -------------
Unconsolidated GAAP data - Ratio
Calculation Table:
Net earned premium                                    $ 47,404        $ 31,073        $ 151,205         $ 145,383

Consolidated net loss and LAE (1)                     $ 30,820        $ 18,999         $ 98,472          $ 98,734
Intercompany claim fees                                  2,137           1,550            7,514             6,154
                                                 --------------    ------------     ------------     -------------
Unconsolidated net loss and LAE                       $ 32,957        $ 20,549        $ 105,986         $ 104,888
                                                 ==============    ============     ============     =============

         GAAP loss and LAE ratio                          69.5%           66.1%            70.1%             72.1%

Consolidated policy acquisition and other
underwriting expenses (1)                              $ 7,873         $ 6,756         $ 23,618          $ 33,635
Intercompany administrative and other
underwriting fees                                        8,071           4,466           28,296            19,445
                                                 --------------    ------------     ------------     -------------
Unconsolidated policy acquisition and
other underwriting expenses                           $ 15,944        $ 11,222         $ 51,914          $ 53,080
                                                 ==============    ============     ============     =============

         GAAP other underwriting expense ratio            33.6%           36.1%            34.3%             36.5%

GAAP combined ratio                                      103.1%          102.2%           104.4%            108.6%







                                                     2003            2002             2003             2002
                                                 --------------    ------------     ------------     -------------
Unconsolidated GAAP data - Gross
Commissions and Fees:

Managed programs:
         Management fees                               $ 4,041         $ 3,171         $ 18,751          $ 12,761
         Claims fees                                     3,156           2,660           14,756             8,076
         Loss control fees                                 574             618            2,303             2,590
         Reinsurance brokerage                              90              49              308               309
                                                 --------------    ------------     ------------     -------------
Total managed programs                                   7,861           6,498           36,118            23,736
Agency commissions                                       3,605           3,603           14,954            14,330
Intersegment revenue                                    (1,605)           (106)          (5,781)             (485)
                                                 --------------    ------------     ------------     -------------
Net commissions and fees                                 9,861           9,995           45,291            37,581
Intercompany commissions and fees                       10,208           6,016           35,810            25,599
                                                 --------------    ------------     ------------     -------------
Gross commissions and fees                            $ 20,069        $ 16,011         $ 81,101          $ 63,180
                                                 ==============    ============     ============     =============



--------------------


(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                         PAGE 8
--------------------------------------------------------------------------------


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION




(IN THOUSANDS, EXCEPT
  SHARE & PER SHARE DATA)

                                                               2001A            Q102A           Q202A         Q302A          Q402A
                                                          --------------------------------------------------------------------------
SUMMARY DATA

      Gross premiums written                              $    299,104     $     57,506     $  42,816     $     40,591     $ 42,724
      Net premiums written                                     186,083           37,904        40,722           29,838       31,331

INCOME STATEMENT

REVENUES
      Net premiums earned                                 $    163,665     $     38,657     $  44,313     $     31,340     $ 31,073
      Commissions and fees (net)                                40,675            8,964         9,968            8,654        9,995
      Net Investment income                                     14,228            3,124         3,505            3,751        3,578
      Net capital gains (losses)                                   735                9          (310)             626          341
      (Loss) gain on sale of subsidiary                         (1,097)             199            --               --           --
                                                          --------------------------------------------------------------------------
             TOTAL REVENUES                                    218,206           50,953        57,476           44,371       44,987

EXPENSES
      Net losses & loss adjustment expenses                    125,183           24,458        30,638           24,639       18,999
      Policy acquisition and other underwriting
      expenses                                                  31,662            8,986        10,948            6,945        6,756
      Other administrative expenses                             22,778            5,418         6,073            5,977        5,548
      Salaries & employee benefits                              44,179            9,613         9,235            9,130        9,681
      Gain on debt reduction                                        --               --          (359)              --           --
      Interest on notes payable                                  4,516            1,250           874              582          315
                                                          --------------------------------------------------------------------------
             TOTAL EXPENSES                                    228,318           49,725        57,409           47,273       41,299

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS                 (10,112)           1,228            67           (2,902)       3,688
      Federal income tax (benefit) expense                      (3,602)             318           (55)          (1,011)       1,179
      Equity earnings of affiliates                                 --               --            --               --           --
                                                          --------------------------------------------------------------------------
NET (LOSS) INCOME                                         $     (6,510)    $        910     $     122     $     (1,891)    $  2,509

      Net realized capital (loss) gain, net of tax                (239)             138          (205)             413          225
                                                          --------------------------------------------------------------------------
OPERATING (LOSS) INCOME                                   $     (6,271)    $        772     $     327     $     (2,304)    $  2,284


      Weighted average common shares outstanding             8,512,186        8,517,861    13,902,073       29,785,580   29,644,402
      Shares O/S at end of the period                        8,512,194        8,512,194    29,787,194       29,744,894   29,591,494

PER SHARE DATA (DILUTED)
      Net (loss) income                                   $      (0.76)    $       0.11     $    0.01     $      (0.06)  $    0.08
      Net realized capital (loss) gain, net of tax        $      (0.03)    $       0.02     $   (0.01)    $       0.01   $      --
      Operating (loss) income                             $      (0.73)    $       0.09     $    0.02     $      (0.07)  $    0.08
                                                          --------------------------------------------------------------------------

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                             81.1%            67.4%         72.6%            83.3%       66.1%
GAAP Expense ratio                                                36.0%            37.8%         35.8%            36.2%       36.1%
                                                          --------------------------------------------------------------------------
GAAP COMBINED RATIO                                              117.1%           105.2%        108.4%           119.5%      102.2%
                                                          --------------------------------------------------------------------------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:

Net earned premium                                        $    163,665     $     38,657     $  44,313     $     31,340   $  31,073

Consolidated net loss and LAE                             $    125,183     $     24,458     $  30,638     $     24,639   $  18,999
Intercompany claim fees                                          7,520            1,609         1,521            1,474       1,550
                                                          --------------------------------------------------------------------------
Unconsolidated net loss and LAE                           $    132,703     $     26,067     $  32,159     $     26,113   $  20,549
                                                          ==========================================================================

      GAAP NET LOSS AND LAE RATIO                                 81.1%            67.4%         72.6%            83.3%       66.1%

Consolidated Policy acquisition and other
underwriting expenses                                     $     31,662     $      8,986     $  10,948     $      6,945   $   6,756
Intercompany administrative and other
underwriting fees                                               27,309            5,632         4,938            4,409       4,466
                                                          --------------------------------------------------------------------------
Unconsolidated policy acquisition and other
underwriting expenses                                     $     58,971     $     14,618     $  15,886     $     11,354   $  11,222
                                                          --------------------------------------------------------------------------

      GAAP EXPENSE RATIO                                          36.0%            37.8%         35.8%            36.2%       36.1%

GAAP COMBINED RATIO                                              117.1%           105.2%        108.4%           119.5%      102.2%

UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
             Management fees                              $     13,318     $      3,161     $   3,421     $      3,008   $   3,171
             Claims fees                                         8,594            1,734         1,805            1,877       2,660
             Loss control fees                                   2,326              596           739              637         618
             Reinsurance brokerage                               1,233               72           123               65          49
                                                          --------------------------------------------------------------------------
      Total managed programs                                    25,471            5,563         6,088            5,587       6,498
      Agency commissions                                        15,706            3,638         3,976            3,113       3,603
      Intersegment commissions and fees                           (502)            (237)          (96)             (46)       (106)
                                                          --------------------------------------------------------------------------
      Net Commissions and fees                                  40,675            8,964         9,968            8,654       9,995
      Intercompany commissions and fees                         34,829            7,241         6,459            5,883       6,016
                                                          --------------------------------------------------------------------------
      Gross commissions and fees                          $     75,504     $     16,205     $  16,427     $     14,537   $  16,011
                                                          ==========================================================================






                                                        2002A       Q103A        Q203A         Q303A         Q403A        2003A
                                                      -----------------------------------------------------------------------------
SUMMARY DATA

      Gross premiums written                          $ 183,637   $  68,789     $  56,220    $  65,839     $  62,432     $ 253,280
      Net premiums written                              139,795      51,802        40,177       50,568        47,280       189,827

INCOME STATEMENT

REVENUES
      Net premiums earned                             $ 145,383   $  27,384     $  36,230    $  40,187     $  47,404     $ 151,205
      Commissions and fees (net)                         37,581      13,356        11,271       10,803         9,861        45,291
      Net Investment income                              13,958       3,353         3,577        3,197         3,357        13,484
      Net capital gains (losses)                            666         205           374          299           (55)          823
      (Loss) gain on sale of subsidiary                     199          --            --           --            --            --
                                                      ------------------------------------------------------------------------------
             TOTAL REVENUES                             197,787      44,298        51,452       54,486        60,567       210,803

EXPENSES
      Net losses & loss adjustment expenses              98,734      17,186        24,109       26,357        30,820        98,472
      Policy acquisition and other underwriting
      expenses                                           33,635       3,756         5,993        5,996         7,873        23,618
      Other administrative expenses                      23,016       7,084         5,306        5,816         6,251        24,457
      Salaries & employee benefits                       37,659      11,932        11,868       12,372        12,066        48,238
      Gain on debt reduction                               (359)         --            --           --            --            --
      Interest on notes payable                           3,021         237           212          207           321           977
                                                      ------------------------------------------------------------------------------
             TOTAL EXPENSES                             195,706      40,195        47,488       50,748        57,331       195,762

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS            2,081       4,103         3,964        3,738         3,236        15,041
      Federal income tax (benefit) expense                  431       1,347         1,285        1,238         1,075         4,945
      Equity earnings of affiliates                          --          --            --           --             3             3
                                                      ------------------------------------------------------------------------------
NET (LOSS) INCOME                                     $   1,650   $   2,756     $   2,679    $   2,500     $   2,164     $  10,099

      Net realized capital (loss) gain, net of tax          571         135           247          197           (36)          543
                                                      ------------------------------------------------------------------------------
OPERATING (LOSS) INCOME                               $   1,079   $   2,621     $   2,432    $   2,303     $   2,200     $   9,556
                                                      ==============================================================================

      Weighted average common shares outstanding     20,543,878  29,510,681    29,261,119   29,169,826    29,301,782    29,268,799
      Shares O/S at end of the period                29,591,494  29,363,694    29,022,394   29,022,435    29,022,435    29,022,435

PER SHARE DATA (DILUTED)
      Net (loss) income                               $    0.08     $  0.09     $    0.09     $    0.09     $   0.07     $   0.35
      Net realized capital (loss) gain, net of tax    $    0.03     $    --     $    0.01     $    0.01     $  (0.01)    $   0.02
      Operating (loss) income                         $    0.05     $  0.09     $    0.08     $    0.08     $   0.08     $   0.33
                                                      ------------------------------------------------------------------------------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                      72.1%       69.0%         71.1%         70.6%        69.5%        70.1%
GAAP Expense ratio                                         36.5%       36.5%         35.3%         32.9%        33.6%        34.3%
                                                      ------------------------------------------------------------------------------
GAAP COMBINED RATIO                                       108.6%      105.5%        106.4%        103.5%       103.1%       104.4%

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:

Net earned premium                                    $ 145,383    $ 27,384     $  36,230     $  40,187     $ 47,404    $ 151,205

Consolidated net loss and LAE                         $  98,734    $ 17,186     $  24,109     $  26,357     $ 30,820    $  98,472
Intercompany claim fees                                   6,154       1,720         1,635         2,022        2,137        7,514
                                                      ------------------------------------------------------------------------------
Unconsolidated net loss and LAE                       $ 104,888    $ 18,906     $  25,744     $  28,379     $ 32,97     $ 105,986
                                                      =============================================================================

      GAAP NET LOSS AND LAE RATIO                          72.1%       69.0%         71.1%         70.6%        69.5%        70.1%

Consolidated Policy acquisition and other
underwriting expenses                                 $  33,635    $  3,756     $   5,993     $   5,996     $  7,873    $  23,618
Intercompany administrative and other
underwriting fees                                        19,445       6,235         6,784         7,206        8,071       28,296
                                                      -----------------------------------------------------------------------------
Unconsolidated policy acquisition and other
underwriting expenses                                 $  53,080    $  9,991     $  12,777     $  13,202     $ 15,944    $  51,914
                                                      ==============================================================================

      GAAP EXPENSE RATIO                                   36.5%       36.5%         35.3%         32.9%        33.6%        34.3%

GAAP COMBINED RATIO                                       108.6%      105.5%        106.4%        103.5%       103.1%       104.4%
                                                      ------------------------------------------------------------------------------
UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
             Management fees                          $  12,761    $  5,348     $   4,840     $   4,522     $  4,041    $  18,751
             Claims fees                                  8,076       4,382         3,755         3,463        3,156       14,756
             Loss control fees                            2,590         577           549           603           57        2,303
             Reinsurance brokerage                          309          55           106            57           90          308
                                                      ------------------------------------------------------------------------------
      Total managed programs                             23,736      10,362         9,250         8,645        7,861       36,118
      Agency commissions                                 14,330       4,147         3,675         3,527        3,605       14,954
      Intersegment commissions and fees                    (485)     (1,153)       (1,654)       (1,369)      (1,605)      (5,781)
                                                      -----------------------------------------------------------------------------
      Net Commissions and fees                           37,581      13,356        11,271        10,803        9,861       45,291
      Intercompany commissions and fees                  25,599       7,955         8,419         9,228       10,208       35,810
                                                      -----------------------------------------------------------------------------
      Gross commissions and fees                      $  63,180    $ 21,311     $  19,690     $  20,031     $ 20,069    $  81,101
                                                      ==============================================================================